Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated December 23, 2007, accompanying the consolidated financial statements included in the Annual Report of Hemagen Diagnostics, Inc. on Form 10-KSB for the year ended September 30, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Hemagen Diagnostics, Inc on Forms S-3 (File No. 33-40606 and No. 333-124425) and the Registration Statement on Form S-8 (File No. 333-57080)

Stegman & Company
Baltimore, Maryland
December 26, 2007